Exhibit 14.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form 20-F of Aviva plc of our report dated 24 March 2009 relating to the financial statements of Delta Lloyd N.V., which do not appear in such Registration Statement. We also consent to the reference to us under the headings “Auditors” and “Experts” in such Registration Statement.

/s/ G.J. Heuvelink RA

G.J. Heuvelink RA

PricewaterhouseCoopers Accountants N.V.
Amsterdam, the Netherlands

6 October 2009